Not Valid Unless Signed by an Eligible Institution.

Community Financial Shares, Inc.

Notice of Guaranteed Delivery

of Shares of Common Stock

Offer to Purchase for Cash up to 200,000 Shares

of its Common Stock

At a Purchase Price of $26.00 Per Share

This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

•	certificates for common stock (the “Shares”) of Community Financial Shares, Inc., a Delaware corporation, are not immediately available; or

•	the procedure for book-entry transfer cannot be completed on a timely basis; or

•	time will not permit the Letter of Transmittal or other required documents to reach the depositary before the expiration date (as defined in Section 1 of the Offer to Purchase, as defined below).

This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail telegram or facsimile transmission to the depositary by the expiration date. See “Section 2. Procedure for Tendering Shares” in the Offer to Purchase.

DEPOSITARY:

Illinois Stock Transfer Company

By Mail/Overnight Delivery/Hand Delivery

209 W. Jackson Blvd., Suite 903

Chicago, Illinois 60606

Telephone Number: 800-757-5755 or 312-427-2953

Facsimile Number: 312-427-2879

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE DOES NOT CONSTITUE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Community Financial Shares, Inc., at a price of $26.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 14, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, ______________ Shares, pursuant to the guaranteed delivery procedure set forth under “Section 2. Procedure for Tendering Shares” in the Offer to Purchase.

For assistance in completing this form please call the Information Agent at (800) 800-4693 or our investor relations department at (630) 545-4341.

If you own fewer than 100 Shares:

Complete ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 Shares.

The undersigned either (check one):

☐        was the beneficial or record owner(s) of an aggregate of fewer than 100 Shares, all of which are being tendered, or

☐        is a broker, dealer, commercial bank, trust company or other nominee which:

(a)    is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record owner, and

(b)    believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

CONDITIONAL TENDER

You may condition the tender of your Shares upon the purchase by Community Financial Shares, Inc. of a specified minimum number of the Shares you tendered. See “Section 6. Conditional Tender of Shares” of the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by Community Financial Shares, Inc., none of the Shares you tender will be purchased. It is your responsibility to calculate the minimum number of Shares and you are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of Shares, the tender will be deemed unconditional.

Minimum number of Shares that must be purchased, if any are purchased: _______________ Shares

Check the following box if you (a) are tendering all of the Shares you own and (b) wish your tender to be eligible for purchase by random lot:  ☐

Certificate Nos. (if available):

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

Name(s):

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

(Please Print)

Address(es):

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

                                City                                                                                                   State                                 Zip Code

Area Code and Telephone Number: ____________________________________________________________________________

_________________________________________________________________________________________________________

SIGN HERE

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

Dated: ______________________________, 2007

If Shares will be tendered by book-entry transfer, check box below:

☐        _____________________________

Account Number:

_________________________________________________________________________________________________________

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the depositary’s account at Illinois Stock Transfer Company (pursuant to the procedures set forth under “Section 2. Procedure for Tendering Shares” in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three Pink Sheet Electronic Interdealer Quotation and Trading System trading days after the date of receipt by the depositary of this Notice of Guaranteed Delivery.

Name of Firm: _______________________________________________	__________________________________________
Authorized Signature
Address: ____________________________________________________	Name: ____________________________________

Title: _____________________________________
Zip Code: ___________________________________________________

Area Code and
Telephone Number: ___________________________________________	Dated: __________________________, 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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